Exhibit 5.5

1201 Walnut Street, Suite 2900 Kansas City, MO 64106-2150 816.842.8600 PHONE 816.691.3495 FAX www.stinson.com

August 21, 2013

YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, KS 66211

Re:	Registration Statement on Form S-3 for up to $350,000,000 in Aggregate Principal Amount of Debt Securities, Guarantees of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Units and/or Subscription Rights

Ladies and Gentlemen:

We are acting as special Kansas counsel to USF Dugan Inc., a Kansas corporation (the Guarantor), in connection with the preparation of a registration statement on Form S-3 (as amended or supplemented, the Registration Statement) filed with the Securities and Exchange Commission (the Commission) on July 22, 2013 under the Securities Act of 1933, as amended, and the rules thereunder (the Securities Act), by YRC Worldwide Inc., a Delaware corporation (the Company) and those subsidiaries of the Company named therein as co-registrant guarantors (each, including the Guarantor, a Subsidiary Guarantor and collectively the Subsidiary Guarantors). The Registration Statement relates to the issuance and sale from time to time, pursuant to Securities Act Rule 415, of up to $350,000,000 in aggregate offering price of (i) debt securities of the Company (Debt Securities); (ii) guarantees of the Debt Securities by some or all of the Subsidiary Guarantors, including Guarantor (Guarantees); (iii) shares of common stock, par value $0.01 per share, of the Company (Common Stock); (iv) shares of preferred stock, par value $1.00 per share, of the Company (Preferred Stock); (v) depositary shares representing fractional interests in Debt Securities and/or shares of Common Stock or Preferred Stock evidenced by depositary receipts of the Company (Depositary Shares); (vi) warrants to purchase debt or equity securities of the Company (Warrants); (vii) purchase contracts to purchase debt or equity securities of the Company (Purchase Contracts); (viii) units consisting of one or more of the foregoing securities (Units); and (ix) subscription rights to purchase Common Stock or other securities of the Company (Subscription Rights and together with the Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Purchase Contracts and the Units, the Securities) in one or more offerings from time to time on a delayed or continuous basis (the Offerings) for an aggregate amount to be registered pursuant to Securities Act Rule 462(b).

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YRC Worldwide Inc.

August 21, 2013

You have advised us that (i) senior Debt Securities (Senior Debt Securities) will be issued under an Indenture for Senior Debt Securities (the Senior Indenture) between the Company and the trustee named therein (the Trustee); and (ii) subordinated Debt Securities (Subordinated Debt Securities) will be issued under an Indenture for Subordinated Debt Securities (the Subordinated Indenture and together with the Senior Indenture, the Indentures) between the Company and the Trustee. For purposes of this opinion letter, unless otherwise noted, the term Indentures shall include the separate Securities consisting of the underlying Guarantees.

In connection with the registration of the Guarantees, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for purposes of this opinion, including (i) the Articles of Incorporation, as amended, and Amended and Restated Bylaws of the Guarantor (collectively, the Corporate Documents); (ii) a Certificate of Good Standing of the Guarantor issued by the Kansas Secretary of State on July 16, 2013; (iii) a unanimous written consent of the Board of Directors of the Guarantor dated July 15, 2013; and (iv) the Registration Statement and exhibits thereto.

For purposes of this opinion letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, the authenticity of the originals of all documents submitted to us as copies, that all unexecuted copies of documents submitted to us conform to the originally executed documents, and that, in such executed copies, all blank spaces have been or shall be properly completed and all exhibits and schedules referred to therein have been or shall be attached in their final forms and none of the completions or attachments are or shall be inconsistent with the forms we have reviewed. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion letter is issued, the authority of such persons signing on behalf of the parties thereto other than the Guarantor, and the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantor. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of public officials and the officers and other representatives of the Guarantor.

We have further assumed that:

(i) The Registration Statement and any amendments (including post-effective amendments) and supplements thereto will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement.

(ii) A prospectus supplement or term sheet (Prospectus Supplement) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws.

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August 21, 2013

(iii) All Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the appropriate Prospectus Supplement.

(iv) All Securities will be issued and sold in the form and containing the terms described in the Registration Statement, the appropriate Prospectus Supplement and the appropriate Indentures, and investors in the Offerings will pay all amounts they have agreed to pay to purchase the Securities.

(v) The Securities offered, as well as the terms of the Indentures, as they will be executed and delivered, do not violate any law applicable to the Company or the other parties thereto or result in a default under or breach of any agreement or instrument binding upon the Company or such parties.

(vi) The Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue the Securities and to execute and deliver the Indentures.

(vii) The Securities offered as well as the terms of each of the Indentures, as they will be executed and delivered, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

(viii) A definitive purchase, underwriting or similar agreement (Purchase Agreement) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

(ix) All certifications made by public officials concerning factual matters are accurate and complete.

(x) All certifications made to us by the Guarantor are accurate and complete.

(xi) Any individual signing the Indentures has (or had, at any relevant time) the legal capacity to execute and deliver the Indentures or any other certificate or instrument to which such individual is a signatory and to perform his or her obligations thereunder and to consummate the transactions contemplated thereby.

(xii) Due, valid and adequate consideration and reasonably equivalent value for the Guarantees will have been given and received, and there is no circumstance (such as but not limited to fraud in the inducement, duress, waiver, estoppel or lack of consideration) extrinsic to the Indentures which might give rise to a defense against enforcement of the Indentures or the Guarantees.

(xiii) The transactions contemplated by the Indentures that are to be consummated prior to or on the date hereof have been consummated prior to or simultaneously with the delivery of this opinion letter.

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(xiv) The statements, recitals, representations and warranties as to matters of fact in the Indentures are accurate and complete.

(xv) There is no agreement, course of dealing or performance or usage of trade defining, supplementing, amending, modifying, waiving or qualifying the terms of the Indentures.

(xvi) The conduct of each of the parties to the Indentures has complied with any requirement of good faith, fair dealing and conscionability.

(xvii) The Company has acted in good faith and without notice of any defense against enforcement of any rights created by, or any adverse claim to, interest created as part of, or contemplated by, the Indentures.

(xviii) The Indentures and the Trustee will have been qualified under the Trust Indenture Act of 1939, as amended.

This opinion is being furnished solely for the purpose of meeting the requirements of Item 601(b)(5)(i) of Regulation S-K, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus or Prospectus Supplements, other than as expressly stated herein with respect to the issuance of the Guarantees.

We have assumed that the certifications and representations of parties other than Guarantor and the Company dated earlier than the date hereof on which we have relied continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof. We have also assumed that the Indentures have not been otherwise amended by oral or written agreement or by conduct of the respective parties thereto, other than Guarantor and the Company. We have further assumed that the Company is not subject to any order or directive from, or memorandum of understanding or similar supervisory agreement entered into with, any regulatory authority which would necessitate the receipt of approvals or consents from any such regulatory authority prior to the transactions contemplated in the Indentures, other than approvals and consents contemplated in the Registration Statement and Indentures and those generally applicable to transactions such as those contemplated in the Indentures.

We are opining herein solely as to the internal laws of the State of Kansas and express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. In connection therewith, we notice that the Indentures are governed by the laws of the State of New York. We are not admitted in and expressly disclaim any opinion with respect to the laws of such state. In giving the opinions in this letter, we have relied upon the opinion of Kirkland & Ellis LLP attached as Exhibit 5.1 to the Registration Statement with respect to the validity and enforceability of the Indentures under New York law.

We have also examined such other certificates, documents, materials and other matters of law as we have deemed necessary in order to give these opinions.

YRC Worldwide Inc.

August 21, 2013

Based upon the foregoing, and subject to the qualifications, limitations and exceptions heretofore and hereinafter set forth, we are of the opinion that:

1. The Guarantor is duly incorporated and in good standing in the State of Kansas.

2. The Guarantor is validly existing and has the authority to guaranty the Debt Securities in accordance with the Indentures and Guarantees.

3. No consent, approval or order of a court or administrative or regulatory authority in the State of Kansas is required for Guarantor to execute and perform its obligations under the Indentures and Guarantees.

4. The Indentures and Guarantees do not conflict with Kansas law or the Corporate Documents and will, when executed and delivered by an authorized officer of the Guarantor, be duly authorized by the Guarantor and will constitute the valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms under the laws of the State of Kansas.

The opinions and statements expressed herein are subject to the following additional limitations and qualifications:

A. We express no opinion with respect to any instrument or document other than the Indentures and Guarantees. We express no opinion as to any choice of law or choice of judicial forum provisions in the Indentures.

B. The enforceability of the Indentures and Guarantees or any other instrument referred to herein or therein is subject to (i) applicable bankruptcy, insolvency, reorganization, receivership, fraudulent transfer, fraudulent conveyance, moratorium and similar laws relating to or affecting the enforceability of creditors rights generally; (ii) general equitable principles (regardless of whether enforcement is sought in equity or at law); (ii) limitations on the availability of equitable remedies (such as specific performance); and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies, and similar principles governing enforceability, such as but not necessarily limited to standards of commercial reasonableness.

C. Particular provisions, rights, waivers and remedies in the Indentures or Guarantees may not be enforceable in accordance with their terms, and the enforceability of any instrument referred to herein or therein is subject to statutes and judicial decisions affecting the enforcement of contracts generally; provided, however, that none of the foregoing in effect in the State of Kansas will prevent the Trustee from the practical realization (except for delay thereof) of the benefits of the security provided by the Indentures, subject to each and all of the other limitations, qualifications and assumptions described herein.

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D. Default is subject to judicial supervision and, accordingly, may be limited by a court of competent jurisdiction to material defaults.

E. We express no opinion as to the statutes, administrative decisions, rules or regulations of county, municipal or special political subdivisions.

F. We express no opinion with respect to the enforceability of any waiver contained in the Indentures of the right to jury trial or any provisions of the Indentures pursuant to which the Guarantor grants the Trustee a power of attorney.

G. Provisions in the Indentures that permit any person to take action or make determinations, or to benefit from indemnities or similar understandings, may be subject to requirements that such action be taken or such determinations be made, or that any action or inaction by such person that may give rise to a request for payment under such indemnity or similar understanding be taken or not taken, on a reasonable basis and in good faith. Additionally, indemnities may be unenforceable or limited to the extent they (i) violate public policy considerations; (ii) provide for indemnification for violation of securities laws; or (iii) provide for indemnification or exculpation of parties with respect to intentional acts or gross negligence.

H. We express no opinion as to any provision that provides for the severability of any provisions of the Indentures.

I. The enforceability of the Indentures and Guarantees is subject to the effect of generally applicable rules of law that may discharge a guarantor to the extent (i) action or inaction by a beneficiary of the guaranteed obligations impairs the value of any collateral securing guaranteed obligations to the detriment of such guarantor; or (ii) the guaranteed obligations are materially modified.

J. The enforceability of the Indentures and Guarantees is subject to Section 17-6402, Kansas Statutes Annotated, which provides:

17-6402. Consideration for issuance of stock. The consideration, as determined pursuant to subsections (a) and (b) of K.S.A. 17-6403, and amendments thereto, for subscriptions to, or the purchase of, the capital stock to be issued by a corporation shall be paid in such form and in such manner as the board of directors shall determine. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive. The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation. Before the corporation issues shares, the board of directors must determine that the consideration received or to be received for shares to be issued is adequate. That determination by the board of directors is conclusive as to the adequacy of consideration for the issuance of shares. The capital stock so issued shall be deemed to be fully paid and nonassessable stock if: (a) The entire amount of such consideration has been received by the corporation in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof or forms authorized by the board of directors; or (b) not less than the amount of the consideration determined to be capital pursuant to K.S.A. 17-6404, and amendments thereto, has been received by the corporation in the form or forms

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authorized by the board of directors and the corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price; provided, however, nothing contained herein shall prevent the board of directors from issuing partly paid shares under K.S.A. 17-6406, and amendments thereto.

Accordingly, in order for a guarantee by a corporation of another person’s obligation to be enforceable under the laws of the State of Kansas, the corporation must receive some actual consideration for its guarantee and such consideration may need to be equivalent in value to such guarantee.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. In addition, we express no opinion with respect to (A) whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (B) compliance with laws relating to permissible rates of interest; or (C) the creation, validity, perfection or priority of any security interest or lien.

To the extent the obligations of Guarantor under the Indentures may be dependent on such matters, we assume for purposes of this opinion letter that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indentures; that the Indentures have been duly authorized, executed and delivered by the Trustee and constitute the legally valid and binding obligations of the Trustee enforceable against the Trustee in accordance with their terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the Indentures, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indentures.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.5 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities

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Act or the Commission’s rules and regulations. This opinion and consent may be incorporated by reference in a subsequent registration statement filed pursuant to Securities Act Rule 462(b) with respect to the registration of additional Securities for sale in any Offering contemplated by the Registration Statement, and shall cover such additional Securities.

We do not find it necessary for the purposes of this opinion letter, and accordingly we do not purport to cover herein, the application of the securities or blue sky laws of the various states to the Offerings or the sale of the Securities.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of Kansas, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the state. The manner in which any particular issue relating to this opinion letter would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or blue sky) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond those expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present internal law of the State of Kansas be changed by legislative action, judicial decision or otherwise.

This opinion letter is furnished to you in connection with the filing of the Registration Statement and may be relied upon by your counsel in giving its opinion attached as Exhibit 5.1 to the Registration Statement and by purchasers of the Securities in the Offerings. This opinion letter is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

STINSON MORRISON HECKER LLP

/s/ Stinson Morrison Hecker LLP